Exhibit 99

News Release

Date: October 21, 2004	Phone Number: 805/473-7700
Contact: James G. Stathos	NASDAQ Symbol: “MDST”
Title: Chief Financial Officer	Website: www.midstatebank.com

MID-STATE REPORTS EARNINGS FOR THIRD QUARTER

Arroyo Grande, California - Mid-State Bancshares (the Company), the holding company for Mid-State Bank & Trust (the Bank), reported that diluted earnings per share increased 5.9% to $1.07 per share for the nine months ended September 30, 2004, up from $1.01 per share in the like 2003 period.  For the third quarter, results were $0.36 per share in 2004, down slightly from the $0.37 earned one year before.  Net income for the nine months ended September 30, 2004 was $25.7 million, up from the $24.8 million earned in the same 2003 period.  For the third quarter of 2004, net income was $8.7 million compared to $9.0 million one year earlier.  Results for the three month and nine month periods ended September 30, 2003 were bolstered by gains on the sale of mortgage loans held for sale as a result of the refinance boom which took place during that time frame.

“We are encouraged with the prospects for our earnings going forward,” said James G. Stathos, executive vice president and chief financial officer.  “Our earning asset mix has improved with the increase in our loan portfolio and the recent rate increases have improved our net interest margin in the third quarter to 5.41% from 5.31% in the previous quarter.  The Company’s efficiency ratio for the third quarter 2004 was 60.7%.  While this was slightly higher than the 57.5% ratio during the third quarter of 2003, it is the lowest the ratio has been in any of the calendar quarters over the past year.”

Total assets of the Company increased 10.7% to $2.3 billion at quarter-end, up from $2.1 billion one year earlier.  Approximately $105 million of the $223 million reported increase was the result of the successful integration of Ojai Valley Bank which was acquired by the Company on October 31, 2003.  Deposits increased 11.4% to $2.0 billion at quarter-end, up from just under $1.8 billion one year earlier, with $79 million of the growth attributable to the merger.  The Bank continues to be very successful in attracting core deposits, while remaining competitive in retaining time deposits.  Time deposits increased modestly to $399.2 million from $392.4 million one year earlier.  All other categories of demand, NOW, money market and savings increased to $1.6 billion from $1.4 billion at September 30, 2003.  The loan portfolio reached $1.394 billion at September 30, 2004, compared to $1.091 billion one year earlier.  Only $30 million of this growth resulted from the Ojai Valley Bank merger.  The Company is seeing growth in its loan portfolio, especially in both the residential and non-residential real estate sectors, and with the improving economy expects to see further improvement in its commercial & industrial loan segment.  This trend, coupled with the benefit from rising interest rates, is expected to have a positive effect on the Company’s net interest income.

Non-performing asset levels were reduced to $11.0 million compared to $15.8 million one year earlier.  The level of non-performing assets as a percent of total assets was 0.5% compared to 0.8% one year ago.  Non-performing assets are centered primarily in one loan secured by real estate (totaling $8.5 million).  Management has specific reserves on its impaired loans that it believes would offset potential losses, if any, arising from less than full recovery of the loans from the supporting collateral.  The ratio of the Company’s allowances for losses to non-performing loans was 142% compared to 149% one year earlier.  The Company’s allowances for losses to loans was 1.1% of total gross loans at September 30, 2004, compared to 1.7% at September 30, 2003.

The slowdown in the mortgage loan industry has affected both the new and refinance activity which caused the net gain on sale of loans held for sale to decline to $0.1 million in the third quarter of 2004 compared to $1.0 million in the like 2003 period.  Similarly, the net gain on sale of loans held for sale for the nine months year-to-date was $0.4 million compared to $3.0 million one year earlier.  Management continues to anticipate that the net gain on sale in 2004 will be significantly lower than the level achieved in 2003.

The Company experienced an increase in pre-tax non-interest expense of just under $1.7 million in the three months ended September 30, 2004 compared to the same period one year earlier.  For the nine months year-to-date, the increase from one year earlier was $5.8 million.  Salaries and benefits accounted for $1.0 million of the increase in the third quarter and $4.0 million of the increase for the nine months year-to-date comparisons.  The amount of increase was influenced by several factors, including: 1) the addition of employees from the acquisition of Ojai Valley Bank, 2) increases in accrual rates for incentive compensation, 3) increases in the Company cost of health care coverage for employees, 4) increases in workers compensation premiums, 5) increases in payroll tax rates for California’s Family Leave Act, 6) one-time severance costs for terminated employees, and 7) regular salary increases.  Increases in occupancy expense and advertising & promotional expense accounted for the balance of the increase in non interest expense.

At its regular Board meeting of January 21, 2004, the Board authorized the repurchase of up to 1,178,352 additional shares of the Company’s common stock.  The new authorization does not have an expiration date.  There were 215,607 shares repurchased in the third quarter of 2004 at an average price of $24.38 per share compared to 207,541 shares repurchased in the third quarter of 2003 at an average price of $20.95 per share.  Year-to-date, the Company has repurchased 373,819 shares at an average price of $23.59 per share compared to 625,830 repurchased in the like 2003 period at an average price of $18.93 per share.  As of September 30, 2004, the Company is continuing the program and can repurchase up to 805,405 additional shares under the January authorization.

In other matters concerning capital, the Board of Directors again approved a quarterly dividend in the third quarter of $0.14 per share, which brings the total for the nine months year-to-date to $0.42, representing a 13.5% increase over the $0.37 declared in the first nine months of 2003.  The Company paid a dividend of $0.13 in the third quarter of 2003.

Mid-State Bancshares is a $2.3 billion holding company for Mid-State Bank & Trust, an independent, community bank serving California’s San Luis Obispo, Santa Barbara, and Ventura Counties.  Since opening its doors in 1961, the Bank has grown to 41 offices serving more than 100,000 households.

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act.  All of the statements contained in the Press Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company’s strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (ii) the Company’s beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of its operation and interest rates, (iii) the Company’s beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses and (iv) the Company’s beliefs and expectations concerning future operating results and the economy in its service area.  Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct.  All subsequent written and oral forward-looking statements by or attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this qualification.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results.  The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Please See Pertinent Financial Data Attached.

#     #     #

Consolidated Financial Data  -  Mid-State Bancshares

(Unaudited)

	Quarter Ended		Year-to-Date
(In thousands)	Sept. 30, 2004	Sept. 30, 2003	Sept. 30, 2004	Sept. 30, 2003

Interest Income (not taxable equivalent)	$28,236	$26,643	$81,093	$78,715
Interest Expense	2,083	2,157	6,149	7,559
Net Interest Income	26,153	24,486	74,944	71,156
(Benefit)/Provision for Loan Losses	—	—	(2,700)	260
Net Interest Income after provision for loan losses	26,153	24,486	77,644	70,896
Non-interest income	7,250	7,838	22,160	22,236
Non-interest expense	20,265	18,589	60,836	54,990
Income before income taxes	13,138	13,735	38,968	38,142
Provision for income taxes	4,465	4,760	13,257	13,364
Net Income	$8,673	$8,975	$25,711	$24,778

	Quarter Ended		Year-to-Date
(In thousands, except per share data)	Sept. 30, 2004	Sept. 30, 2003	Sept. 30, 2004	Sept. 30, 2003
Per share:
Net Income - basic	$0.37	$0.39	$1.09	$1.06
Net Income - diluted	$0.36	$0.37	$1.07	$1.01
Weighted average shares used in Basic E.P.S. calculation	23,369	23,287	23,496	23,441
Weighted average shares used in Diluted E.P.S. calculation	23,842	24,350	23,949	24,487
Cash dividends	$0.14	$0.13	$0.42	$0.37
Book value at period-end			$11.94	$11.25
Tangible book value at period end			$9.54	$9.43
Ending Shares			23,323	23,191

Financial Ratios
Return on assets	1.50%	1.72%	1.53%	1.65%
Return on tangible assets	1.53%	1.76%	1.57%	1.69%
Return on equity	12.47%	13.61%	12.42%	12.77%
Return on tangible equity	15.64%	16.22%	15.61%	15.25%
Net interest margin (not taxable equivalent)	5.01%	5.14%	4.93%	5.23%
Net interest margin (taxable equivalent yield)	5.41%	5.53%	5.34%	5.63%
Net loan (recoveries) losses to avg. loans	(0.01)%	0.38%	(0.06)%	0.09%
Efficiency ratio	60.7%	57.5%	62.7%	58.9%

Period Averages
Total Assets	$2,306,318	$2,069,078	$2,249,562	$2,002,806
Total Tangible Assets	2,250,254	2,026,932	2,193,155	1,960,666
Total Loans (includes loans held for sale)	1,358,768	1,140,493	1,279,738	1,129,684
Total Earning Assets	2,077,356	1,889,499	2,031,150	1,818,879
Total Deposits	2,005,694	1,787,933	1,951,211	1,724,251
Common Equity	276,652	261,692	276,426	259,408
Common Tangible Equity	220,587	219,546	220,019	217,268

Balance Sheet - At Period-End
Cash and due from banks			$119,104	$109,469
Investments and Fed Funds Sold			688,923	767,741
Loans held for sale			10,001	42,075
Loans, net of deferred fees, before allowance for loan losses			1,394,478	1,091,113
Allowance for Loan Losses			(13,912)	(16,871)
Goodwill and core deposit intangibles			55,916	42,217
Other assets			55,033	50,405
Total Assets			$2,309,543	$2,086,149

Non-interest bearing deposits			$524,785	$436,565
Interest bearing deposits			1,474,782	1,358,227
Other borrowings			5,843	7,907
Allowance for losses - unfunded commitments			1,682	1,862
Other liabilities			23,989	20,767
Shareholders’ equity			278,462	260,821
Total Liabilities and Shareholders’ equity			$2,309,543	$2,086,149

Asset Quality & Capital - At Period-End
Non-accrual loans			$10,954	$12,562
Loans past due 90 days or more			—	—
Other real estate owned			—	3,279
Total non performing assets			$10,954	$15,841

Allowance for losses to loans, gross (1)			1.1%	1.7%
Non-accrual loans to total loans, gross			0.8%	1.2%
Non performing assets to total assets			0.5%	0.8%
Allowance for losses to non performing loans (1)			142.4%	149.1%

Equity to average assets (leverage ratio)			9.5%	10.2%
Tier One capital to risk-adjusted assets			12.4%	14.7%
Total capital to risk-adjusted assets			13.3%	16.0%

(1)  Includes allowance for loan losses and allowance for losses - unfunded commitments

Consolidated Financial Data - Mid-State Bancshares

(Unaudited)

	Quarter Ended
(In thousands)	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003

Interest Income (not taxable equivalent)	$28,236	$26,620	$26,237	$26,525	$26,643
Interest Expense	2,083	1,990	2,076	2,140	2,157
Net Interest Income	26,153	24,630	24,161	24,385	24,486
(Benefit)/Provision for Loan Losses	—	(2,700)	—	(1,229)	—
Net Interest Income after provision for loan losses	26,153	27,330	24,161	25,614	24,486
Non-interest income	7,250	7,910	6,999	6,823	7,838
Non-interest expense	20,265	20,877	19,693	19,701	18,589
Income before income taxes	13,138	14,363	11,467	12,736	13,735
Provision for income taxes	4,465	4,990	3,802	4,350	4,760
Net Income	$8,673	$9,373	$7,665	$8,386	$8,975

	Quarter Ended
(In thousands, except per share data)	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003
Per share:
Net Income - basic	$0.37	$0.40	$0.33	$0.36	$0.39
Net Income - diluted	$0.36	$0.39	$0.32	$0.35	$0.37
Weighted average shares used in Basic E.P.S. calculation	23,369	23,550	23,570	23,447	23,287
Weighted average shares used in Diluted E.P.S. calculation	23,842	23,962	24,045	23,921	24,350
Cash dividends	$0.14	$0.14	$0.14	$0.13	$0.13
Book value at period-end	$11.94	$11.60	$11.80	$11.56	$11.25
Tangible book value at period end	$9.54	$9.20	$9.40	$9.15	$9.43
Ending Shares	23,323	23,454	23,586	23,567	23,191

Financial Ratios
Return on assets	1.50%	1.68%	1.40%	1.53%	1.72%
Return on tangible assets	1.53%	1.72%	1.44%	1.57%	1.76%
Return on equity	12.47%	13.73%	11.09%	12.50%	13.61%
Return on tangible equity	15.64%	17.28%	13.93%	15.45%	16.08%
Net interest margin (not taxable equivalent)	5.01%	4.90%	4.88%	4.91%	5.14%
Net interest margin (taxable equivalent yield)	5.41%	5.31%	5.30%	5.31%	5.53%
Net loan (recoveries) losses to avg. loans	(0.01)%	0.00%	-0.04%	-0.01%	0.38%
Efficiency ratio	60.7%	64.2%	63.2%	63.1%	57.5%

Period Averages
Total Assets	$2,306,318	$2,242,379	$2,199,365	$2,171,206	$2,069,078
Total Tangible Assets	2,250,254	2,185,971	2,142,613	2,118,330	2,024,032
Total Loans (includes loans held for sale)	1,358,768	1,289,633	1,189,945	1,138,603	1,140,493
Total Earning Assets	2,077,356	2,022,516	1,993,070	1,971,706	1,889,499
Total Deposits	2,005,694	1,947,865	1,899,475	1,878,835	1,787,933
Common Equity	276,652	274,577	278,047	266,132	261,692
Common Tangible Equity	220,587	218,169	221,295	215,316	221,430

Balance Sheet - At Period-End
Cash and due from banks	$119,104	$128,141	$123,672	$123,763	$109,469
Investments and Fed Funds Sold	688,923	697,431	749,708	822,179	767,741
Loans held for sale	10,001	12,789	10,712	13,410	42,075
Loans, net of deferred fees, before allowance for loan losses	1,394,478	1,316,135	1,240,325	1,154,932	1,091,113
Allowance for Loan Losses	(13,912)	(13,895)	(16,584)	(16,063)	(16,871)
Goodwill and other intangibles (excl OMSR's)	55,916	56,259	56,603	56,947	40,146
Other assets (incl OMSR's)	55,033	55,155	54,231	53,664	52,476
Total Assets	$2,309,543	$2,252,015	$2,218,667	$2,208,832	$2,086,149

Non-interest bearing deposits	$524,785	$498,754	$480,652	$487,624	$436,565
Interest bearing deposits	1,474,782	1,455,691	1,435,908	1,424,807	1,358,227
Other borrowings	5,843	4,964	4,886	7,627	7,907
Allowance for losses - unfunded commitments	1,682	1,570	1,867	1,941	1,862
Other liabilities	23,989	19,074	17,072	14,279	20,767
Shareholders' equity	278,462	271,962	278,282	272,554	260,821
Total Liabilities and Shareholders' equity	$2,309,543	$2,252,015	$2,218,667	$2,208,832	$2,086,149

Asset Quality & Capital - At Period-End
Non-accrual loans	$10,954	$11,758	$12,220	$12,312	$12,562
Loans past due 90 days or more	—	2	—	—	—
Other real estate owned	—	—	3,428	3,428	3,279
Total non performing assets	$10,954	$11,760	$15,648	$15,740	$15,841

Allowance for losses to loans, gross (1)	1.1%	1.2%	1.5%	1.6%	1.7%
Non-accrual loans to total loans, gross	0.8%	0.9%	1.0%	1.1%	1.2%
Non performing assets to total assets	0.5%	0.5%	0.7%	0.7%	0.8%
Allowance for losses to non performing loans (1)	142.4%	131.5%	151.0%	146.2%	149.1%

Equity to average assets (leverage ratio)	9.5%	9.7%	9.7%	9.6%	10.2%
Tier One capital to risk-adjusted assets	12.4%	13.0%	13.6%	13.8%	14.7%
Total capital to risk-adjusted assets	13.3%	13.9%	14.8%	15.0%	16.0%

(1)  Includes allowance for loan losses and allowance for losses - unfunded commitments